Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Cypress Semiconductor Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.  The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 9th day of March, 2016.

THREE BAYS CAPITAL LP

By: TBC GP LLC, its General Partner

/s/ Martha Mensoian
Signature

Martha Mensoian/General Counsel
Name/Title

TBC GP LLC

/s/ Martha Mensoian
Signature

Martha Mensoian/General Counsel
Name/Title

TBC MASTER LP

By: TBC Partners GP LLC, its General Partner

/s/ Martha Mensoian
Signature

Martha Mensoian/General Counsel
Name/Title

TBC PARTNERS GP LLC

/s/ Martha Mensoian
Signature

Martha Mensoian/General Counsel
Name/Title

MATTHEW SIDMAN

/s/ Martha Mensoian
Signature

Martha Mensoian/Authorized Signatory*
Name/Title
* Authorized signatory pursuant to power of attorney